PHILSAR ELECTRONICS INC.
                                STOCK OPTION PLAN

                                PLAN DESCRIPTION
                                ----------------

1.       Purpose of the Plan

The purpose of the Stock Option Plan is to develop the interest and incentive of eligible employees, directors and consultants of Philsar Electronics Inc. and its subsidiaries (the "Company") in the Company's growth and development by giving eligible employees, directors and consultants an opportunity to purchase Common Shares on a favourable basis, thereby advancing the interests of the Company, enhancing the value of the Common Shares for the benefit of all the shareholders and increasing the ability of the Company to attract and retain skilled and motivated individuals in the service of the Company.

The Board of Directors has approved the terms of this Plan.

2.       Definitions

In this Plan:

(a) "Associate" has the meaning assigned by the Securities Act (Ontario), as amended from time to time;


(b)      "Board of Directors" means the board of directors of the Company;

(c) "Committee" means the appropriate compensation committee appointed by the Board of Directors to administer the Plan. All references in the Plan to the Committee means the Board of Directors if no Committee has been appointed;

(d) "Common Shares" means the Class A Shares of the Company or, in the event of an adjustment contemplated in Section 9 hereof, such other Class A Shares to which a Participant may be entitled upon the exercise of an Option as a result of such adjustment;

(e) "Date of Grant" means the date a Participant is granted an Option to purchase Option Shares;

(f) "Director" means a person occupying the position of director on the Board of Directors;

(g) "Employee" means an officer or full time permanent employee of the Company or its subsidiaries;

(h) "Exchange" means The Toronto Stock Exchange or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on such stock exchange on which such shares are listed and posted for trading as may be selected by the Committee;

(i) "Exercise Date" means the date the Company receives from the Participant a completed Stock Option Purchase Form with payment for the Option Shares being purchased;

(j)      "Insider" means:

         (i) an insider of the Company as defined by the Securities Act (Ontario) as amended from time to time, other than a person who falls within such definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

         (ii) an Associate of any person who is an insider by virtue of clause (i) of this definition;

(k) "Value" at any date in respect of the Common Shares shall be determined by the Committee in its sole discretion, unless the Common Shares become listed and posted for trading on the Exchange, in which case the Value shall be equal to the closing price of the Common Shares on the Exchange on the trading day immediately preceding the date the shares are to be valued;

(l) "Option" means an option to purchase Common Shares from the treasury of the Company granted to a Participant;

(m) "Option Price" means the price per share at which a Participant may purchase Option Shares;

(n) "Option Shares" means the Common Shares of the Company which a Participant is entitled to purchase under the Plan;

(o) "Outstanding Issue" means the number of Common Shares that are outstanding immediately prior to any issuance of Option Shares, excluding Option Shares issued pursuant to the Plan during the preceding one year period;

(p) "Participants" means Directors, Employees and consultants engaged to provide ongoing bona fide consulting services to the Company who spend a significant amount of their time and attention on the business and affairs of the Company and have a relationship with the Company that will permit them to be knowledgeable in respect of the Company ("Consultants") to whom Option Shares are granted pursuant to the Plan and which remain unexercised;

(q)      "Plan" means the Philsar Electronics Inc. Stock Option Plan;

(r) "Stock Option Agreement" means the stock option agreement to be entered into between the Company and a Participant of the Plan upon the grant of an Option to a Participant; and

(s) "Vesting Period" means the period(s) as stipulated in the Stock Option Agreement that the Participant may purchase the Option Shares.

3.       Eligibility

Participation in the Plan shall be limited to Participants who are designated from time to time by the Committee. Participation shall be voluntary and the extent to which any Participant shall be entitled to participate in the Plan shall be determined by the Committee.

4.       Number of Option Shares and Limitations on Issuance

The aggregate number of Option Shares which may be reserved for issuance hereunder shall not exceed the number to be determined by the Board of Directors.

No fractional shares may be purchased or issued hereunder. Subject to the foregoing, the number of Option Shares that a Participant is entitled to purchase under the Plan will be determined by the Committee.

5.       Price for Option Shares

The Committee shall advise each Participant designated to participate in the Plan of the number of Option Shares such Participant is entitled to purchase and the Option Price at which the Option Shares may be purchased and the Vesting Period. The Option Price at which the Option Shares may be purchased under the Plan shall be fixed by the Committee based upon the Value of the Common Shares of the Company. The Committee may impose performance thresholds which will need to be met prior to vesting of any Options granted.

6.       Exercise

Options granted under the Plan must be exercised within a period of 6 years from the Date of Grant, failing which the Participant's right to purchase such Option Shares lapses. Options granted after October 1, 1998 must be exercised within a period of 10 years from the Date of Grant, failing which the Participant's right to purchase such Option Shares lapses. The Vesting Periods within this 6 or 10 year period, as applicable, during which Options or a portion thereof vest and may be exercised by the Participant shall be determined by the Committee and shall be set forth in the Stock Option Agreement to be executed by the Participant, the form of which shall be consistent with the provisions of this Plan.

For Options granted after October 1, 1998 in the absence of any stipulated Vesting Period in the Stock Option Agreement, the Options shall vest in equal annual installments over a period of 5 years commencing on the first anniversary of the Date of Grant.

Notwithstanding the vesting period set forth in the Stock Option Agreement, fifty percent (50%) of the unvested options held by a Participant shall vest immediately upon any termination (except for cause) of the Participant's employment, consulting arrangements or board position within 6 months of the acquisition by a third party or parties of control of the Company, and notwithstanding any other provision set out herein such vested options shall remain exercisable for a period of one year from the date of such termination.

The exercise of an Option shall be subject to the Option holder agreeing to be bound by, and signing a counterpart to, any and all agreements of the Company relating to Option holders.

7.       Payment

The Participant from time to time and at any time after the vesting of any Options and prior to the lapse of such Options, may elect to purchase all or a portion of the Option Shares available for purchase by lump sum payment by delivering to the Company at its registered office, a completed Stock Option Purchase Form. Such Form shall specify the number of Option Shares the Participant desires to purchase and shall be accompanied by payment in full of the purchase price for such Option Shares. Payment may be made by cash, certified cheque, bank draft, money order or the equivalent payable to the order of Philsar Electronics Inc.

8.       Share Certificates

Upon exercise of the Option and payment in full of the purchase price the Company shall cause to be delivered to the Participant within a reasonable period of time a duplicate certificate or certificates in the name of the Participant representing the number of Option Shares the Participant has purchased. The original share certificate shall be held in trust by the Company for delivery to the holder when the shares are to be transferred, as authorized by the Plan.

9.       Adjustment in Shares

Appropriate adjustments in the number of Common Shares subject to the Plan and, as regards Options granted or to be granted, in the number of Common Shares optioned and in the Option Price, shall be made by the Committee to give effect to the adjustments in the number of Common Shares resulting from sub-divisions, consolidations or re-classification of the Common Shares or other relevant changes in the authorized or issued capital of the Company.

In the event that the Company proposes to amalgamate, merge or consolidate with any other corporation or to liquidate, dissolve or wind-up, the Company may, at its option, give written notice thereof to any or all Participants holding Options under the Plan in which case such Participants shall be entitled to exercise all or a portion of the Options granted to such Participants, whether or not such Options have previously vested, within the 30 days period next following the giving of such notice. To the extent the proposed amalgamation, merger or consolidation is not completed in a reasonable time, the Company may purchase at the Option Price the Option Shares acquired by such Participant pursuant to Options which would not have vested but for the acceleration of the Vesting Period. Upon the expiration of such 30 day period, all rights of such Participants to the Option Shares or to the exercise of the Options shall terminate and cease to have any further force and effect.

10.      Termination Of Participant For Any Reason

a) In the event that an Employee's employment, or a Consultants contract for services, with the Company or any of its subsidiaries is terminated for any reason or a Director shall cease to be a Director on the Board of Directors for any reason, the Participant or the Participant's legal representative, as the case may be, may elect to purchase at the Option Price all or a portion of the remaining Option Shares subject to Options that have vested at the time such employment, contract for service or position on the Board of Directors is terminated at any time during the 30 day period, or such later date as determined by the Board of Directors, following the date of such termination of employment, contract for services or position on the Board of Directors (but in no event after the lapse of any Options held) and to the extent the Company's Common Shares are not listed on any Exchange, the Company may, in addition to any other right it may have under the Stock Option Agreement, elect to purchase at the Value, all of the Common Shares purchased by such Participant under this Plan. For the purposes of this Plan, the transfer of the Employee's employment, or a Consultants contract for services, to the Company or to any subsidiary of the Company shall not be considered a termination of the Participant and the Participant's rights under the Option shall be the same as if such transfer had not occurred.

b) In the event of an offer by a third party to purchase all the shares of the Company, which offer shall be accepted by shareholders who collectively own shares representing 51% or more of all of the voting shares of the Company, the Participant agrees that any shares owned by him/her at the time of such offer shall be tendered for sale in accordance with the terms of such offer.

11.      Transfer and Assignment

The Participant's rights under Options granted under the Plan are not assignable or transferable by the Participant or subject to any other alienation, sale, pledge or encumbrance by such Participant during the Participant's lifetime and therefore the Options are exercisable during the Participant's lifetime only by the Participant. The obligations of each Participant shall be binding on his or her heirs, executors and administrators.

12.      Employment and Board of Directors Position Non-Contractual

The granting of an Option to a Participant under the Plan does not confer upon the Participant any right to continue in the employment of the Company or any subsidiary of the Company or as a member of the Board of Directors, as the case may be, nor does it interfere in any way with the rights of the Employee or of the Company's rights to terminate the Employee's employment at any time or of the shareholders' right to elect Directors.

13.      Rights As Shareholders

Participants shall not have any rights as a shareholder with respect to Option Shares until full payment has been made to the Company and a share certificate or share certificates have been duly issued and the Participant becomes a party to any existing unanimous shareholders' agreement and/or any other agreement generally applicable to shareholders.

Upon becoming a shareholder of the Company, a Participant may only be entitled to sell Common Shares in accordance with and subject to the terms of any existing unanimous shareholders' agreement and/or any other agreement generally applicable to shareholders.

14.      Administration Of The Plan

The Plan shall be administered by the Committee. The Committee shall have the power to interpret and construe the terms and conditions of the Plan and the Options. Any determination by the Committee shall be final and conclusive on all persons affected thereby unless otherwise determined by the Board of Directors. The day-to-day administration of the Plan may be delegated to such officers and employees of the Company or any subsidiary of the Company as the Committee shall determine.

15.      Employee Loans

The Committee may authorize the Company to lend or cause to be lent to Employees such portion of the purchase price of the Option Shares under the Plan as an Employee may request and the Committee administering the Plan may approve. The terms and conditions of such loan which may be interest free, are to be determined by the Committee.

16.      Notices

All written notices to be given by the Participant to the Company may be delivered personally or by registered mail, postage prepaid, addressed as follows:

         Philsar Electronics Inc.
         81 Metcalfe St., 3rd floor
         Ottawa, Ont. K1P 6K7
         Tel:   (613) 567-4604
         Fax:   (613) 567-5578

Any notice given by the Participant pursuant to the terms of the Option shall not be effective until actually received by the Company at the above address. Any notice to be given to the Participant shall be sufficiently given if delivered personally or by postage prepaid mail to the last address of the Participant on the records of the Company and shall be effective seven days after mailing.

17.      Corporate Action

Nothing contained in the Plan or in the Option shall be construed so as to prevent the Company or any subsidiary of the Company from taking corporate action which is deemed by the Company or the subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan.

18.      Amendments

The Board of Directors of the Company shall have the right, in its sole discretion, to alter, amend or discontinue the Plan from time to time and at any time. No such amendment or discontinuation, however, may, without the consent of the Participant, alter or impair his rights or increase his obligations under the Plan. Any amendment to the Plan may require the prior approval of the Exchange and may require the approval of the Company's shareholders.

19.      Termination Of Plan

Except as otherwise provided herein, Options may be granted only within the five year period from the date the Plan has been adopted by the Board of Directors of the Company.

20.      Governing Law

The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each provision of the Plan shall be according to the laws of the Province of Ontario and the laws of Canada applicable therein.

21.      Government Regulation

The Company's obligation to issue and deliver Common Shares under any Option is subject to:

         (a) the satisfaction of all requirements under applicable securities law in respect thereof and obtaining all regulatory approvals as the Company shall determine to be necessary or advisable in connection with the authorization, issuance or sale thereof, including shareholder approval, if required;

         (b) the admission of such Common Shares to listing on any stock exchange on which Common Shares may then be listed; and

         (c) the receipt from the Participant of such representations, agreements and undertakings as to future dealings in such Common Shares as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities law of any jurisdiction.

In this connection, the Company shall take all reasonable steps to obtain such approvals and registrations as may be necessary for the issuance of such Common Shares in compliance with applicable securities law and for the listing of such Common Shares on any stock exchange on which such Common Shares are then listed.

DATED this 18th day of December, 1997, and amended on the 5th day of January, 1998, and amended on the 13th day of August, 1998, and amended on the 9th day of November, 1998.


                                       PHILSAR ELECTRONICS INC.

                                       /s/ Antoine Paquin
                                       ------------------------------------
                                       Name: Antoine Paquin
                                       Title: CEO